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                                                                    Exhibit 99.3

                          NOTICE OF GUARANTEED DELIVERY

                                       for

                            SUBSCRIPTION CERTIFICATES

                                    issued by

                         ACCEL INTERNATIONAL CORPORATION

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Basic Subscription Privilege and the Oversubscription Privilege pursuant to the Rights Offering described in the Prospectus dated ________________, 1996 (the "Prospectus") of ACCEL International Corporation (the "Company"), a Delaware corporation, if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Columbus, Ohio time, on _______________, 1996, unless extended (as it may be extended, the "Expiration Date"), provided that the Expiration Date shall in no event be later than _______________, 1996. Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $_________ per share for each share of the Company's Common Stock, par value $0.10 per share (the "Common Stock"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Columbus, Ohio time, on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is:
                               National City Bank


If by Mail:             Facsimile Transmission: If by Hand or Overnight Courier:
National City Bank,     (216) 476-8367          National City Bank,
Subscription Agent                              Subscription Agent
Corporate Trust Operations                      Corporate Trust Operations
P. O. Box 94720                                 3rd Floor -- North Annex
Cleveland, Ohio  44101-4720                     4100 West 150th Street
                                                Cleveland, Ohio  44135-1385




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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that (i) he or she is the holder of Subscription Certificate(s) representing ___________________ Rights, and (ii) that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Columbus, Ohio time, on the Expiration Date. Upon the terms and subject to the condition set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for [______] share[s] of Common Stock per Right with respect to each of _________________ Rights represented by such Subscription Certificate and (ii) the Oversubscription Privilege relating to each such Right, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to ___________________ Excess Shares. The undersigned understands that payment of the Subscription Price of $_______ per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Columbus, Ohio time, on the Expiration Date and represents that such payment, in the aggregate amount of $________________, either (check appropriate box):

        / /  is delivered herewith     or     / /  was delivered separately;

in the manner set forth below (check appropriate box and complete information relating thereto):

        / /      - wire transfer of funds
                 - name of transferor institution:
                 - date of transfer:
                 - confirmation number (if available):
        / /      money order
                 - name of maker:
                 - date and number of check, draft or money order number:
                 - bank on which check is drawn or issuer of money order:
        / /      uncertified check (Payment by uncertified check will
                 not be deemed to have been received by the
                 Subscription Agent until such check has cleared.
                 Holders paying by such means are urged to make
                 payment sufficiently in advance of the Expiration
                 Date to ensure that such payment clears by such
                 date.)
        / /      certified check    or   / /  bank draft (cashier's check)



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Signature(s)_______________________     Address________________________________

Name(s)____________________________     Area Code and Tel No.(s)_______________
           Please Type or Print

Subscription Certificate No.(s) (if available)____________________________


                              GUARANTY OF DELIVERY
        (Not to be used for Subscription Certificate signature guaranty)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guaranty medallion program, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guaranties and any other required documents, all within five business days after the date hereof.

________________________________      Dated:____________________________, 1996
        (Name of Firm)


________________________________      _________________________________________
          (Address)                           (Authorized Signature)


________________________________      _________________________________________
(Area Code and Telephone Number)        (Printed Name of Authorized Signer)

The institution which completes this form must communicate the guaranty to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.




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